                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of November 18, 1996, between Interactive Flight Technologies, Inc., a Delaware corporation (the "COMPANY"), and Thomas M. Metzler ("EXECUTIVE") with reference to the following facts:

        A. The Company has retained executive to act as its President and Chief Operating Officer.

        B. Executive and the Company wish to enter into an employment contract providing for the employment of Executive on the terms and conditions set forth herein.

        NOW THEREFORE, based on the mutual covenants contained herein, the parties agree as follows:

        1. EMPLOYMENT AND DUTIES. The Company hereby agrees to employ Executive and Executive hereby accepts employment with the Company under the terms and conditions set forth in this Agreement. Executive shall be employed as the President and Chief Operating Officer, with the duties and responsibilities commensurate with his position as may be assigned by the Company, including without limitation the management of the overall operations of the Company. Executive shall report directly to Michail Itkis or, if Michail Itkis shall no longer be acting as the Company's Chief Executive Officer, then to his successor as Chief Executive Officer of the Company. Executive shall devote his full time, attention and energies to performing his duties for the Company on an exclusive basis, and shall perform his duties faithfully and to the best of his abilities.

        2.      TERM OF EMPLOYMENT.     Subject to earlier termination as
provided in Section 6, Executive's employment under this Agreement shall commence on the date first stated above and continue until two (2) years thereafter (the "EMPLOYMENT TERM"; each year during the Employment Term, a "TERM YEAR"); provided, however, that the Company shall have the option to extend the Employment Term for one additional Term Year (i.e., through November 17, 1999) by delivering to Executive written notice of its intent to exercise such option at least sixty (60) days prior to the expiration of the second Term Year hereunder. In the event that Executive continues to be employed by the Company following the initially scheduled or (if applicable) the extended Employment Term, that employment shall be governed by this Agreement except that it will be "at-will," without a fixed term, and may be terminated by the Company or Executive at any time, with or without notice, for any reason or no reason (and no reason need be given), and without obligation of severance or other additional compensation beyond that owed for periods actually employed.

        3. BOARD NOMINATION; EXECUTIVE COMMITTEE. The Company shall cause Executive to be nominated for election as a Director of the Company at each annual

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meeting of stockholders during the Employment Term. Upon Executive's election as a Director, Executive shall become a member of the Executive Committee of the Company's Board of Directors (the "EXECUTIVE COMMITTEE"). Prior to Executive's election as a Director, Executive shall be permitted to attend, in a non-voting capacity, all meetings of the Executive Committee.

        4. COMPENSATION. As compensation for the performance by Executive of all of his obligations under this Agreement, the Company shall pay to Executive the following:

                4.1 BASE SALARY. Executive shall be paid a base salary during the Employment Term, at a rate of Three Hundred Twenty-Five Thousand Dollars ($325,000) per Term Year (the "BASE SALARY"), payable in accordance with the Company's normal practices for its senior executive officers (e.g., timing of payments and standard employee deductions such as income tax withholding, social security withholding, etc.). The Base Salary shall be reviewed by the Board on an annual basis for purposes of determining whether, in the discretion of the Board, Executive shall be entitled to a Base Salary increase. No additional compensation shall be payable to Executive by reason of the number of hours worked or any hours worked on Saturdays, Sundays or holidays, by reason of special responsibilities assumed, special projects completed or performance goals attained, or otherwise.

                4.2 BONUSES. Within a reasonable time after the commencement of each Term Year, Executive and the Board of Directors of the Company or any designated Committee thereof (in either case, the "BOARD") shall cooperate to establish reasonably quantifiable and/or objective performance criteria for the determination of Executive's annual bonus for such Term Year (the "BONUS"). At the conclusion of each Term Year during the entirety of which Executive is employed under this Agreement, the Board shall make a determination, on a timetable consistent with its general evaluation of the annual performance of the Company's senior executive officers, as to the amount of the Bonus Executive is entitled to receive for the Term Year based on the criteria established and, if so, the amount of the Bonus. The amount of the Bonus shall be determined by the Board in its reasonable discretion based on Executive's performance relative to the established performance criteria, provided that (i) the target Bonus shall be fifty percent (50%) of the Base Salary in the event that the Board determines in its reasonable discretion that Executive has met the established performance criteria and (ii) the minimum Bonus for the first Term Year shall be 25% of the Base Salary unless during such Term Year Executive voluntarily resigns or is terminated for Cause. The Bonus, if any, shall be paid in cash within a reasonable and customary period after the Board's determination.

        5.  BENEFITS.

                5.1 EXPENSES. The Company shall repay or reimburse Executive for ordinary and necessary business expenses reasonably incurred in connection with the performance of his duties hereunder, to the extent compatible with, and subject to the verification and substantiation documentation and procedures applicable under, the Company's general policies for its senior executive officers as in effect from time to time. Executive shall keep accurate and complete written records of all such expenses, including, but not limited to, proof of payment and purpose.


        5.2 RELOCATION COSTS. The Company shall repay or reimburse Executive for the following costs associated with his relocation to Phoenix: (i) costs incurred for one trip to Phoenix by Executive and his spouse, for up to five days, to shop for a house, (ii) a reasonable temporary housing lease for six months (extendable for up to an additional six months if Executive is unable to sell his current residence in a shorter time), (iii) reasonable and customary closing costs (including without limitation brokers' commissions) payable by Executive upon sale of his current home and (iv) other additional actual and reasonable expenses incurred which are directly related to Executive's relocation to Phoenix, in each case subject to the verification and substantiation documentation and procedures applicable under the Company's general policies for its senior executive officers. Executive shall keep accurate and complete records of all such expenses, including, but not limited to, proof of payment and purpose. If Executive voluntary resigns or is terminated for Cause within twelve months from the date hereof, Executive shall repay to the Company the amounts paid under this Section 5.2, pro rated based on the portion of such twelve month period during which Executive was employed.

        5.3 INSURANCE BENEFITS. During the Employment Term, the Company shall provide Executive with those insurance benefits generally available to its senior executive officers, as such benefits may be modified from time to time in the Company's sole and absolute discretion. The foregoing notwithstanding, nothing herein is intended or shall be construed to require the Company to institute or continue any, or any particular, plan or benefits.

        5.4 VACATION AND SICK LEAVE. During the Employment Term, Executive shall be entitled to a paid annual vacation of four (4) weeks, as well as holidays and sick leave without reduction in Executive's Base Salary in accordance with the policies for its senior executive officers as modified from time to time by the Company in its sole and absolute discretion. Without the Company's written consent, vacation must be taken in the year earned and Executive's vacation will be scheduled at those times most convenient to the Company's business.

        5.5 STOCK OPTIONS. Concurrently herewith, Executive shall be granted two hundred fifty thousand (250,000) stock options to purchase Class A Common Stock of the Company, one-third of which shall vest ninety (90) days after the date hereof and the remaining two-thirds of which shall vest in equal portions on each of the first two anniversaries of the date hereof so long as Executive is then employed by the Company, and which shall have an exercise price equal to the closing sales price of the Class A Common Stock on Nasdaq on the last trading day prior to the grant date. Such options shall be non-qualified stock options, shall have a term of ten (10) years following approval of the grant by the Board (subject to earlier termination as provided in the

Company's Stock Option Plan applicable Stock Option Agreement), and shall be granted pursuant to the Company's current Stock Option Plan and the Company's current standard form of Stock Option Agreement.

                5.6 AUTOMOBILE ALLOWANCE. During the Employment Term, the Company shall provide Executive with an automobile allowance in the amount of $1,400 per calendar month, payable in accordance with the policies established from time to time by the Company for its senior executive officers in its sole and absolute discretion. Executive shall obtain, at his own expense, automobile insurance of a type and in an amount and form satisfactory to the Company. Executive agrees to provide evidence of such insurance and to promptly notify the Company if such insurance or license is cancelled, suspended, expired or otherwise impaired.

        6.      TERMINATION OF EMPLOYMENT

                6.1 TERMINATION. The Company may terminate Executive's employment with the Company at any time with or without Cause by written notice to Executive. "CAUSE" shall exist if any one or more of the following should occur: Executive's (a) material failure to perform his duties under, or breach of, this Agreement which is not cured within a reasonable period after a written warning (except in the case of a willful failure to perform his duties or a willful breach, which shall require no warning), (b) failure to comply with a reasonable direction of the Board, which remains uncured after a written warning, (c) breach of his fiduciary duty to the Company, (d) final conviction by a court of competent jurisdiction of (or a plea of nolo contendere to) a felony or other serious crime involving moral turpitude, (e) inability for any reason to render full services as contemplated by this Agreement for a period of twenty-six (26) consecutive weeks, or eight (8) months in any twelve month period, or (f) commission of an act of embezzlement or fraud against the Company.

                6.2.  PAYMENT UPON TERMINATION.

                      6.2.1.  GENERALLY. Except as expressly set forth in
Section 6.2.2, upon any termination of Executive's employment, the Company shall pay to Executive (or, if applicable, to Executive's estate) all amounts accrued and unpaid as of the date of termination in respect of (a) the Base Salary and a pro rata portion of the Bonus for periods through such date, (b) vacation pay to the extent consistent with the Company's policies in effect from time to time during the Employment Term regarding entitlement to payment in respect of accrued but unused vacation time, and (c) any reimbursement for expenses owing to Executive pursuant to Section 5.1.

                        6.2.2 TERMINATION WITHOUT CAUSE. If the Company terminates Executive other than for Cause, then in addition to amounts that Executive is entitled to receive under Section 6.2.1, Executive shall be entitled to receive as a severance payment the Base Salary for a period of twelve (12) months following the date of termination, payment of which shall be accelerated and paid in one lump sum as soon as practically possible, discounted to reflect such acceleration using a discount rate equal to the then prime rate of interest. In the event that Executive dies during the Employment Term, this Agreement shall terminate automatically.

        6.3 EXCLUSIVITY OF REMEDIES. Executive agrees that the rights and entitlements set forth in this Section 6 are his exclusive rights and entitlements from the Company and any affiliated entity upon the termination of Executive's employment with the Company, and upon termination the Company shall be released from other obligations hereunder (except to the extent of vested benefits in stock options and retirement plans, if any).

    7. COVENANTS.

        7.1 NONCOMPETITION AND NONSOLICITATION COVENANT. During the term of Executive's employment with the Company and for a period of one (1) year following termination of such Employment for any reason, Executive shall not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) engage or participate in the business which competes with the business of the Company (including without limitation the business of owning, operating or managing in-flight entertainment systems), in any geographic area, except that Executive may purchase up to one percent (1%) of the outstanding capital stock of any publicly-traded corporation, (b) hire, solicit or encourage the resignation of person who is then, or within the prior six months has been, an employee of the Company in an executive, managerial, engineering, sales, administrative or professional capacity or who possesses Confidential Information (as defined below), to leave the employment of the Company or (c) solicit or service, for the purpose of selling or providing any equipment or services similar or identical to that also sold or provided by the Company, any person or entity with whom the Company has a business relationship or who is or was during the Employment Term, a customer or client of the Company. This provision shall only apply so long as the Company or any successor to the Company continues to do business.

         7.2 EMPLOYMENT EXCLUSIVE. Executive shall not, during the Employment Term, own any interest (other than up to 1% of the voting securities of a publicly traded corporation) in, render financial assistance to, or offer personal services (for payment or otherwise), to any entity or individual that competes with the Company in Company Business (as defined below) or that is a material supplier of the Company. In addition, Executive shall not engage in any activity which would interfere with the performance of Executive's services to the Company. "COMPANY BUSINESS" means the Company's business as it is currently conducted and any other business activity in which the Company is engaged at any time during Executive's employment with the Company.

        7.3 CONFIDENTIAL INFORMATION. Executive occupies a position of trust and confidence with respect to the Company's affairs and business. Executive has had and will have access to Confidential Information, which he acknowledges is proprietary to the Company and highly sensitive in nature.

        7.3.1 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL
INFORMATION" means information disclosed to Executive or known to Executive as a consequence of or through his employment by the Company, whether or not related to his duties, and includes without limitation trade secrets or any other like information relating to the business and/or field of interest of the Company or any business and/or field of interest seriously considered by the Company during Executive's employment by the Company, including without limitation information relating to Inventions (as defined below), disclosures, processes, systems, methods, formulas, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, marketing methods and plans, promotional methods, and lists of names or classes of customers. Information shall for purposes of this Agreement be considered to be confidential if not available to the trade generally, even though such information may have been disclosed to one or more third parties pursuant to consulting agreements, joint research agreements, or other agreements entered into by the Company.

        7.3.2 NO DISCLOSURE. During and after Executive's employment with the Company, Executive shall not (a) use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the good faith performance of Executive's duties with the Company, or (b) sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information. During and after Executive's engagement with the Company, Executive shall take all reasonable precautions to prevent disclosure by Executive of the Confidential Information to unauthorized persons or entities.

        7.3.3 RETURN ALL MATERIALS. Upon termination of Executive's employment with the Company, Executive shall deliver to the Company all tangible materials in any way containing the Confidential Information in any medium, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, videos, accounts, reference materials, samples, machine-readable media and equipment, and wire frame models. Executive shall not retain any copies of any of the above materials.

    7.4 ASSIGNMENT OF INVENTIONS.

        7.4.1 DEFINITION OF INVENTIONS. "INVENTIONS" means discoveries, developments, concepts, ideas, methods, designs, improvements, inventions, formulas, processes, techniques, programs, know-how and data, whether or not patentable or registrable under copyright or similar statutes, except any such that (a) is not related to the business of the Company, or the Company's actual or demonstrable research or development, (b) does not involve the use of any equipment, supplies, facility or trade secret information of the Company, (c) was developed entirely on Executive's own time, and (d) does not result from any work performed by Executive for the Company.

                7.4.2 ASSIGNMENT. Executive agrees to and hereby does assign to the Company all his right, title and interest in any and all Inventions he may make during the term hereof.

                7.4.3 DUTY TO DISCLOSE AND ASSIST. Executive agrees to promptly disclose in writing all Inventions to the Company, and to provide all assistance reasonably requested by the Company in the preservation of the Company's interests in the Inventions including obtaining patents in any country throughout the world. Such services will be without additional compensation if Executive is then employed by the Company and for reasonable compensation and subjected to his reasonable availability if he is not. If cannot, after reasonable effort, secure Executive's signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, whether because of his physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and in his name and stead for the purpose of executing and filing any such application or applications and taking all other lawfully permitted actions to further the prosecution and issuance of patents, copyrights, or similar protections thereon, with the same legal force and effect as if executed by him.

        7.5 OWNERSHIP OF COPYRIGHTS. Executive agrees that any work prepared for the Company which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention shall be a work made for hire and ownership of all copyrights (including all renewals and extensions) therein shall vest in the Company. If any such work is deemed not to be a work made for hire for any reason, Executive hereby grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of the Company's copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Executive. Executive hereby agrees to and does hereby waive the enforcement of all moral rights with respect to the work developed or produced hereunder, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

        7.6 LITIGATION. Executive agrees to render assistance, advice and counsel to the Company at its request regarding any matter, dispute or controversy with which the Company may become involved and of which Executive has or may have reason to have knowledge, information or expertise. Such services will be without additional compensation if Executive is then employed by the Company and for reasonable compensation and subjected to his reasonable availability if he is not.

        8.      ARBITRATION AS THE EXCLUSIVE REMEDY.

                8.1 ARBITRATION AS THE EXCLUSIVE REMEDY. Except for actions seeking injunctive relief (which may be brought before any court having jurisdiction under this Agreement), any controversy or claim (whether against the Company or any parent, subsidiary or affiliate thereof, or any officer, director, employee or agent of any of the foregoing) arising out of or relating to this Agreement, including, but not limited to, any claim relating to its validity, interpretation, enforceability or breach, and/or any other claim or controversy arising out of the employment relationship or the commencement or termination of that relationship, including, but not limited to, claims which are brought against any of the Company's directors, officers, employees and agents and claims for breach of covenant, for breach of an implied covenant, for intentional infliction of emotional distress, or under any applicable statute (including, without limitation, claims for age or sex discrimination) which are not settled by agreement between the parties, shall be submitted to arbitration in Phoenix, Arizona before an arbitrator to be mutually agreed upon by the parties. In consideration of each party's agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract or tort or other claim arising out of the employment relationship or the commencement or termination of that employment relationship, and in consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, each agrees that the arbitration provisions of this Agreement shall provide it with its exclusive remedy against the other party (including its officers, directors, employees and agents) and each party expressly waives any right it might have to seek redress in any other forum except as provided herein.

                8.2 PROCEDURES. The party filing a claim must present it in writing to the other party in Phoenix within two years of the date the party filing the claim knew or should have known of it or the date of the termination, whichever is earlier. Any claim not brought within the required time period will be waived forever. In the proceedings (i) all testimony of witnesses shall be taken under oath, and (ii) upon conclusion of any proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award in accordance with the applicable sections of the Arizona code of civil procedure. Each party hereby agrees that the prevailing party shall be entitled to recover all costs incurred in preparation for and as a result of any such arbitration, including, without limitation, filing fees, attorneys' fees, the compensation to be paid to the arbitrator in any such arbitration and costs of transcripts. The arbitrator shall not have power or competence to allocate between the parties in their award costs incurred in preparation for and as a result of any such arbitration, including, without limitation, filing fees, attorneys' fees, the compensation to be paid to the arbitrator in any such arbitration and costs of transcripts.

        9.      MISCELLANEOUS.

                9.1 AGREEMENT AUTHORIZED. Executive hereby represents and warrants that he is free to enter into this Agreement and to render his services pursuant to this Agreement, that he holds no offices with any other entities, and that he is not subject to any obligation or restriction that would prevent him from discharging his duties under this Agreement, and agrees to indemnify and hold harmless the Company from and with respect to any liability, damages or costs, including attorneys' fees, arising out of any breach by Executive of this representation and warranty. The Company hereby represents and warrants that any required authorization of this Agreement by its Board of Directors has been obtained.

                9.2 NOTICES. Any notice required or desired to be given to the Company or to Executive shall be given in writing, and shall be addressed
(i) to the Company at its principal place of business, and (ii) to Executive at his most recent home address in the records of the Company, or to such other address as that party may hereafter designate in writing, and shall be sufficiently given by actual delivery thereof to the Company or Executive, as the case may be, or by telegraph or registered mail, postage prepaid, return receipt requested, addressed to the other party as aforesaid, and the date of delivery, mailing or telegraphing shall be the date of the giving of such notice.

                9.3 PAYMENT OF TAXES. To the extent that any taxes become payable by Executive by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Executive for any such taxes or to make any adjustment under this Agreement. Any payments otherwise due under this Agreement to Executive, including, but not limited to, the Base Salary and any bonus, shall be reduced by any required withholding for Federal, State and/or local taxes and other appropriate payroll deductions.

                9.4 INSURANCE. The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance on Executive in any sum or sums that it may deem necessary to protect its interest, and Executive shall aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter into this Agreement, Executive represents and warrants to the Company that, to the best of his knowledge, Executive is insurable at standard (non-rated) premiums, except to the extent such premiums may be affected by Executive's status as a tobacco smoker.

                9.5 ASSIGNMENT. This Agreement is a personal contract, and the rights, interest and obligations of Executive under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that this Agreement may be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company's obligations under this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any successor to the business of the Company.

                9.6 ENTIRE AGREEMENT. This Agreement and its Exhibits sets forth the entire understanding of the parties with respect to the employment relationship, including the commencement and termination of the employment relationship, and supersedes any and all prior agreements or understandings between the parties relating to such subject matter. No person has any authority to make any representation or promise on behalf of any of the parties which is inconsistent with the representations set forth in the Agreement and the Agreement has not been executed in reliance on any promise or representation not set forth in the Agreement.

                9.7 MODIFICATION, WAIVER AND AMENDMENT. None of the terms or provisions of this Agreement shall be modified or waived, and this Agreement may not be amended or terminated, except by a written instrument signed by the party against which any modification, waiver, amendment or termination is to be enforced. No waiver of any one provision shall be considered a waiver of any other provision, and the fact that an obligation is waived for a period of time or in one instance shall not be considered to be a continuing waiver.

                9.8 COOPERATION. Each party hereto agrees to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the provisions hereof.

                9.9 GOVERNING LAW. This Agreement has been negotiated and entered into in the State of Arizona and concerns an Arizona business and resident. All questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of that state, regardless of the choice of law provisions of Arizona or any other jurisdiction.

                9.10 INJUNCTIVE RELIEF; PROFITS. Executive understands that monetary damages will not be sufficient to avoid or compensate for a breach of any of the covenants contained in Section 7 and that injunctive relief would be appropriate to prevent any such actual or threatened breach. Such right to obtain injunctive relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach.

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
        9.11 RULES OF CONSTRUCTION.

                9.11.1 HEADINGS. The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

                9.11.2 TENSE AND CASE. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

                9.11.3 SEVERABILITY. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties have no right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

        8.13 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     EXECUTIVE ACKNOWLEDGES HAVING CAREFULLY READ, UNDERSTOOD ALL OF THE PROVISIONS IN THIS AGREEMENT AND HAVING NEGOTIATED SUCH PROVISIONS. EXECUTIVE KNOWS THAT HE

CANNOT RELY ON ANY STATEMENT OUTSIDE OF (i) THIS AGREEMENT OR (ii) A FORMAL WRITTEN AMENDMENT OF THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                "EXECUTIVE"

                                /s/ Thomas M. Metzler
                                ----------------------------
                                Thomas M. Metzler



                                "THE COMPANY"
                                Interactive Flight Technologies, Inc.

                                By: /s/ Michail Itkis
                                    ---------------------------------
                                    Michail Itkis
                                    Chief Executive Officer

                                   EXHIBIT A

                             Stock Option Agreement

Optionee: Thomas Metzler                         No. of Option Shares: 250,000
                                               Incentive Stock Option?: No
                                                                       ----

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


                STOCK OPTION AGREEMENT, dated as of November 26, 1996, by and between Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), and Thomas Metzler (the "Optionee").

                The Company has adopted the 1994 Incentive and Non-Statutory Stock Option Plan (the "Plan"), and desires to provide an incentive to the Optionee to exercise his/her best efforts on the Company's behalf by granting to the Optionee the options provided for herein, all subject to the terms and conditions of the Plan. Capitalized terms used herein and not defined have the same meanings as set forth in the Plan.

                IT IS AGREED as follows:

        1. GRANT OF OPTION. The Company hereby grants to the Optionee on the date hereof the right and option (the "Option") to purchase (subject to adjustment pursuant to Section 15 of the Plan) an aggregate of Two Hundred Fifty Thousand (250,000) of its shares of Class A Common Stock ("Shares") at an exercise price per share of $10.50 (the "Exercise Price"). This Option is intended by the Company and Optionee to be a non-qualified option and not an incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

        2. OPTION PERIOD. The Option granted hereby shall expire on November 25, 2006 (the "Expiration Date") subject to earlier termination as provided in the Plan.

        3.      EXERCISE OF OPTION.

                A. The Option may be exercised at any time prior to the Expiration Date with respect to the number of shares as to which it is then vested. One-third of the Option shall vest ninety (90) days after the date hereof, and the remaining two thirds of the Option shall vest in equal installments on each of the first two anniversary dates of this Agreement, so that 100% of this Option shall vest by November 26, 1998. The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration

Date or the earlier termination of this Option. This Option may not be exercised at any time on or after the Expiration Date.

        B. The Optionee may exercise the Option (to the extent then exercisable) by delivering to the Company a written notice duly signed by the Optionee in the form attached hereto as Exhibit A stating the number of Shares that the Optionee has elected to purchase, and accompanied by payment (in cash or by certified check) of an amount equal to the full purchase price for the Shares to be purchased. The notice must also contain a statement (if required and in a form acceptable to the Company) that the Optionee is acquiring the Shares for investment and not with a view toward their distribution or resale. Following receipt by the Company of such notice and payment, the Company shall issue, as soon as possible, the Shares in the name of the Optionee and deliver certificate therefor to the Optionee. No Shares will be issued until full payment therefor has been made and until the Company has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, and securities exchange on which the Company's stock may be listed and all applicable state laws in connection with the issuance of the Shares or the listing of the Shares on said securities exchange. All Shares purchased upon exercise of the Option in accordance with this Section shall be fully paid and non assessable.

        C. In lieu of delivering the Exercise Price in cash or check, the Optionee may elect to receive shares equal to the value of the Option or portion thereof being exercised (the "Net Issue Exercise"). If the Optionee wished to elect the Net Issue Exercise, the Optionee shall notify the Company of its election in writing at the time the Optionee delivers to the Company the notice of exercise. In the event the Optionee shall elect the Net Issue Exercise, the Optionee shall receive the number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock purchasable under the Option, or portion thereof being exercised, and (ii) the current market value, as defined below, of one share of Class A Common Stock minus the Exercise Price, divided by (iii) the current market value, as defined below, of one share of Class A Common Stock. Current market value of a share shall be determined as follows:

                (i) If the Class A Common Stock is listed on a national securities exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Class A Common Stock on such exchange or system on the last business day prior to the date of exercise of this Option or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

                (ii) If the Class A Common Stock is not so listed the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Option; or

                (iii) If the Class A Common Stock is not so listed and bid and asked prices are not so reported, the current market value shall be an amount, not less that book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be described by the Board of Directors of the Company.

        4. EMPLOYMENT. Nothing contained in this Stock Option Agreement shall confer upon the Optionee any right to be employed by the Company nor prevent the Company from terminating its current relationship with the Optionee at any time, with or without cause. If the Optionee's current relationship with the Company is terminated for any reason, the Option shall be exercisable only as to those shares immediately purchasable by the Optionee at the date of termination and, subject to Section 2 hereof, thereafter as provided by the Plan. Nothing in this Section 4 shall be construed to negate Executive's employment rights under his Employment Agreement with the Company.

        5. DEATH. If the Optionee dies while employed by the Company, that portion of this Option which was exercisable by the Optionee at the time of death shall be exercisable by his legal representatives or beneficiaries at any time within twelve (12) months after the Optionee's death.

        6. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee.

        7. INCORPORATION OF PLAN. The Option granted hereby is subject to, and governed by, all the terms and conditions of the Plan, which are hereby incorporated by reference. This Agreement, including the Plan incorporated by reference herein, is the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings. In the case of any conflict between the terms of this agreement and the Plan, the provisions of the Plan shall control.

        9. NOTICES. Any notice given by the Optionee hereunder shall be sent to the Company at its principal executive offices, and any notice from the Company to the Optionee shall be sent to the Optionee at his address set forth below; all such notices shall be in writing and shall be delivered in person or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

       10. GOVERNING LAW. The parties hereto hereby acknowledge and agree that the Option hereby is granted by a Delaware corporation. Consequently, this Agreement, as well as the grant of such option and issuance of such Shares, is and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to the agreements made and to be performed entirely within such State.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


INTERACTIVE FLIGHT                      OPTIONEE
TECHNOLOGIES, INC.


By: /s/ Michail Itkis                   /s/ Thomas Metzler
    -------------------------           --------------------------
    Michail Itkis                       Thomas Metzler

Its:  CEO
    -------------------------
                                        Address:
                                        3918 Fox Glen Dr.
                                        Irving, TX 75062




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